UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

Commission File Number 1-7062

INNSUITES HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Ohio	34-6647590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

InnSuites Hotels Centre

1730 E. Northern Avenue, Suite 122

Phoenix, AZ 85020

(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 944-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest without par value	IHT	NYSE-American

Item 8.01	Other Events.

InnSuites Hospitality Trust (the “Trust”) is providing the following update on the filing of its Annual Report on Form 10-K for the fiscal year ended January 31, 2022.

On May 18, 2022, the Trust received a letter from the NYSE Regulation Department, informing the Trust it had not timely filed its annual report with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Accordingly, the NYSE Regulation’s official notice of noncompliance with NYSE American continued listing standards (“Filing Delinquency Notification”), was received. The Trust is now subject to the procedures and requirements set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”). The Issuer failed to timely file its Form 10-K for the fiscal year ended January 31, 2022 (the “Delinquent Report”) by the filing due date.

The Trust is furnishing this Current Report on Form 8-K by the deadline imposed by the NYSE American Regulation Department accordingly. The Registrant could not complete the filing of its Annual Report on Form 10-K for the fiscal year ended January 31, 2022, due to a delay in obtaining, compiling, and reviewing the information required to be included in its Annual Report on Form 10-K, which delay could not be eliminated by the Registrant without unreasonable effort and expense. In accordance with Rule 12b-25 of the Securities Exchange Act of 1934, the Registrant issued notice regarding this delay previously. The Trust intends to file its Annual Report on Form 10-K shortly. Notice has also been given to the NYSE American Regulation Department.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ James F. Wirth
James F. Wirth
Chairman and Chief Executive Officer

Date: May 25, 2022